EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-81486 and 333-04555) and Form S-3 (Nos. 333-42789) of Applied Biometrics, Inc. of our report dated February 19, 1998 which appears on page F-2 of this Form 10-KSB.



Price Waterhouse LLP
Minneapolis, Minnesota
March 25, 1998